                                                                    Exhibit 11.1
                                                                        (1 of 2)


                            Castle Energy Corporation
                 Statement of Computation of Earnings Per Share
                (Dollars in thousands, except per share amounts)
                                   (Unaudited)

                                                                            Year Ended September 30,
                                                            --------------------------------------------------------
                                                                       2002                         2001
                                                            --------------------------    --------------------------
                                                               Basic         Diluted         Basic         Diluted
                                                            -----------    -----------    -----------    -----------
  I.  Shares Outstanding, Net of Treasury
             Stock Purchased and Options Exercised
             During the Period:

             Stock, net                                       6,632,884      6,632,884      6,712,884      6,712,884
             Purchase of treasury stock (weighted)               (3,508)        (3,508)       (69,160)       (69,160)
                                                            -----------    -----------    -----------    -----------
                                                              6,629,376      6,629,376      6,643,724      6,643,724

 II.  Weighted Equivalent Shares:

             Assumed options and warrants exercised                            115,524                       175,131
                                                            -----------    -----------    -----------    -----------

III.  Weighted Average Shares and Equivalent Shares           6,629,376      6,744,900      6,643,724      6,818,855
                                                            ===========    ===========    ===========    ===========

 IV.  Net Income (Loss)                                     ($    2,102)   ($    2,102)   $     1,716    $     1,716
                                                            ===========    ===========    ===========    ===========

  V.  Net Income (Loss) Per Share                           ($      .32)   ($      .32)   $       .26    $       .25
                                                            ===========    ===========    ===========    ===========

                                                                    Exhibit 11.1
                                                                        (2 of 2)


                            Castle Energy Corporation
                 Statement of Computation of Earnings Per Share
                (Dollars in thousands, except per share amounts)
                                   (Unaudited)

                                                                        Three Months Ended September 30,
                                                            --------------------------------------------------------
                                                                       2002                         2001
                                                            --------------------------    --------------------------
                                                               Basic         Diluted         Basic         Diluted
                                                            -----------    -----------    -----------    -----------
  I.  Shares Outstanding, Net of Treasury
             Stock Purchased and Options Exercised
             During the Period:

             Stock, net                                       6,632,884      6,632,884      6,632,884      6,632,884
             Purchase of treasury stock (weighted)              (13,912)       (13,912)
                                                            -----------    -----------    -----------    -----------
                                                              6,618,972      6,618,972      6,632,884      6,632,884

 II.  Weighted Equivalent Shares:

             Assumed options and warrants exercised                             71,571                       121,714
                                                            -----------    -----------    -----------    -----------
III.  Weighted Average Shares and Equivalent Shares           6,618,972      6,690,543      6,632,884      6,754,598
                                                            ===========    ===========    ===========    ===========

 IV.  Net Income (Loss)                                     ($    1,987)   ($    1,987)   ($    1,322)   ($    1,322)
                                                            ===========    ===========    ===========    ===========

  V.  Net Income (Loss) Per Share                           ($      .30)   ($      .30)   ($      .20)   ($      .20)
                                                            ===========    ===========    ===========    ===========